                                  EXHIBIT 99


PRESS RELEASE                                     FOR FURTHER    DAVID M. GADDIS
IMMEDIATE RELEASE                                 INFORMATION:   PRESIDENT & CEO
AUGUST 10, 2001                                                  FVNB CORP.
                                                                 361-572-6500


           FVNB CORP. ANNOUNCES EFFECTIVE DATE OF GOING PRIVATE
                                  TRANSACTION


VICTORIA, TEXAS -- FVNB Corp. (Nasdaq:FVNB) announced that documents to establish the effective date of the Company's going private transaction were filed as of 5:00 p.m. on August 10, 2001. The Company will soon be sending instructions to shareholders of the Company as of that date concerning how they may receive any cash payment to which they may be entitled. The Company also plans to terminate the registration of the common stock of the Company under Section 12(g) of the Securities Exchange Act of 1934 and cause the common stock of the Company to cease to be listed and traded on the NASDAQ National Market System in the near future.

FVNB Corp. is a financial holding company whose principal operating subsidiaries are First Victoria National Bank, with locations in Victoria, Port Lavaca, Taft, Edna, and Ganado, Texas; Citizens Bank of Texas N.A., with locations in New Waverly, Huntsville, and The Woodlands, Texas; and Citizens Insurance Agency of Texas, Inc. As of March 31, 2001, total consolidated assets of the Company were approximately $750 million and consolidated equity capital was approximately $70 million. [Subsidiary Banks, Members FDIC.]










                                       5